Exhibit 32.1

CERTIFICATION

In connection with the periodic report of Augme Technologies, Inc. (the “Company”) on Form 10-Q for the quarter ending August 31, 2010 as filed with the Securities and Exchange Commission (the “Report”), I, Paul R. Arena, Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)      The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: October 13, 2010

/s/ Paul R. Arena
Paul R. Arena
Chief Executive Officer and Corporate Controller (Principal Executive Officer and Financial and Accounting Officer)